Exhibit 10.3

EXECUTION VERSION

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

made by

THOMPSON CREEK METALS COMPANY INC.

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

Dated as of December 10, 2010

i

6.2	Communications with Obligors; Grantors Remain Liable	23
6.3	Pledged Collateral	23
6.4	Proceeds to be Turned Over To Administrative Agent	24
6.5	Application of Proceeds	24
6.6	PPSA and Other Remedies	25
6.7	Registration Rights	25
6.8	Appointment of Receiver	26
6.9	Subordination	27
6.10	Deficiency	27

SECTION 7.	THE ADMINISTRATIVE AGENT	27
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	27
7.2	Duty of Administrative Agent	29
7.3	Execution of Financing Statements	29
7.4	Authority of Administrative Agent	29

SECTION 8.	MISCELLANEOUS	29
8.1	Amendments in Writing	29
8.2	Notices	29
8.3	No Waiver by Course of Conduct; Cumulative Remedies	30
8.4	Enforcement Expenses; Indemnification	30
8.5	Successors and Assigns	30
8.6	Set-Off	30
8.7	Counterparts	31
8.8	Severability	31
8.9	Section Headings	31
8.10	Integration	31
8.11	GOVERNING LAW	31
8.12	Submission To Jurisdiction; Waivers	31
8.13	Acknowledgements	31
8.14	Additional Grantors	32
8.15	Releases	32
8.16	WAIVER OF JURY TRIAL	32

EXHIBITS

Exhibit I	Form of Perfection Certificate
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trade-mark Security Agreement

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property

ii

Schedule 7	Material Contracts
Schedule 8	Material Vehicles

iii

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT, dated as of December 10, 2010, made by each of the signatories hereto (other than the Borrower (as defined below) and, together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of December 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Thompson Creek Metals Company Inc.(the “Borrower”), the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the Extensions of Credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Extensions of Credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.           DEFINED TERMS

1.1           Definitions.  (a)   Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the PPSA:  Accession, Account, Chattel Paper, Document of Title, Equipment, Goods, Intangible, Instrument, Inventory, Investment Property, Money, financing statement and financing change statement.  In this Agreement, the following terms have the meanings given to them in the STA: “Certificated Security”, “Entitlement Holder”, “Entitlement Order”, “Financial Asset”, “Issuer”, “Security”, “Securities Account”, “Securities Intermediary”, “Security Entitlement” and “Uncertificated Security”.

(b)           The following terms shall have the following meanings:

“Agreement”:  this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”:  the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement or Specified Cash Management Agreement, any (i) Affiliate of any Lender or (ii) Person who was a Lender at the time such Person entered into such Specified Swap Agreement or Specified Cash Management Agreement (but only with respect to obligations and liabilities arising under any Specified Swap Agreement or any Specified Cash Management Agreement that is in effect as of the date on which such Person ceased to be a Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Contracts”:  with respect to any Grantor, any contracts or other written agreements of such Grantor, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

“Control” means, with respect to a specified form of Investment Property, “control” as defined in Sections 23 through 26 of the STA as applicable to such form of Investment Property.

“Copyrights”:  means, with respect to any Grantor, all of such Grantor’s right, title and interest, now or hereinafter acquired, in and to the following (i) all copyrights, copyright registrations and copyright applications, in each case arising under the laws of Canada, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), (ii) the right to obtain all renewals thereof, and (iii) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account”:  means any demand, time, savings, passbook or like account maintained with a depositary institution.

“Designs” means, with respect to any Person, all of such Person’s right, title and interest in and to the following: (i) all industrial designs and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Industrial Design Office or in any similar office or agency in any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

Equity Interests” means shares of capital stock, partnership, joint venture, member or limited liability or unlimited liability company interests, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature and rights, warrants or options to acquire any of the foregoing.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement or Specified Cash Management Agreement, any (i) Affiliate of any Lender or (ii) Person who was a Lender at the time such Person entered into such Specified Swap Agreement or Specified Cash Management Agreement (but only with respect to obligations and liabilities arising under any Specified Swap Agreement or any Specified Cash Management Agreement that is in effect as of the date on which such Person ceased to be a Lender) which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”:  the collective reference to (i) each Grantor (other than the Borrower) and (ii) the Borrower (only with respect to all obligations and liabilities of the other Loan Parties which may arise under or in connection with any Specified Swap Agreement or any Specified Cash Management Agreement, in each case, to the extent constituting Obligations).

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under Canadian, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Patents, the Trade-marks, the Designs, the Licenses, trade secrets and customer lists and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property Control Agreement” means (i) with respect to any Uncertificated Securities included in the Collateral, an agreement between the issuer of such Uncertificated Securities and another Person whereby such issuer agrees to comply with instructions that are originated by such Person in respect of such Uncertificated Securities, without the further consent of the Grantor; and (ii) with respect to any Security Entitlements in respect of Financial Assets included in the Collateral, an agreement between the Securities Intermediary in respect of such Security Entitlements and another Person pursuant to which such Securities Intermediary agrees to comply with any Entitlement Orders with respect to such Security Entitlements that are originated by such Person, without the further consent of the Grantor.

“Issuers”:  the collective reference to each issuer of any Investment Property.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest now or hereafter acquired in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Designs, Copyrights, or Trade-marks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

Material Contracts”: with respect to any Grantor, any contract or other written agreement listed in Schedule 7.

“Material Vehicles”: each Vehicle with an individual book value in excess of $100,000.

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents”:  means, with respect to any Person, all of such Person’s right, title and interest now owned or hereafter acquired in and to (i) any and all issued patents and patent applications, (ii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights corresponding to any of the foregoing throughout the world.

“Perfection Certificate”: a certificate substantially in the form of Exhibit I hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower.

“Pledged Collateral” means the Pledged Notes and the Pledged Stock.

“Pledged Notes”:  all promissory notes listed on Schedule 2 and all other promissory notes issued to or held by any Grantor (other than promissory notes having an original principal balance of less than $1,000,000, promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business and Intercompany Notes).

“Pledged Stock”:  means, with respect to any Grantor (i) the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever, including, without limitation any Equity Interests in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; (ii) any other Equity Interests now owned or obtained in the future by such Grantor and (iii) the certificates representing all such Equity Interests.

“PPSA” means the Personal Property Security Act (British Columbia), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than British Columbia, “PPSA” means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Proceeds”:  all “proceeds” as such term is defined in the PPSA, and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Parties”:  the collective reference to the Administrative Agent, the Lenders and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.

“Securities Act” means the Securities Act (British Columbia), including the regulations thereto or equivalent legislation of any other relevant jurisdiction.

“Securities Intermediary’s Jurisdiction” means, with respect to any Securities Intermediary holding any Securities Account included in or relating to any Pledged Collateral, its jurisdiction as determined under Section 45(2) of the STA.

“Serial Numbered Goods” has the meaning given to it in the Personal Property Security Regulation made under the PPSA, including without limitation the Goods listed on Schedule 8.

“STA” means the Securities Transfer Act (British Columbia), including the regulations thereto, provided that, to the extent that perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on Collateral that is Investment Property is governed by the laws in effect in any province or territory of Canada other than British Columbia in which there is in force legislation substantially the same as the Securities Transfer Act, 2007 (British Columbia) (an “Other STA Province”), then “STA” shall mean such other legislation as in effect from time to time in such Other STA Province for purposes of the provisions hereof referring to or incorporating by reference provisions of the STA; and to the extent that such perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the laws of a jurisdiction other than British Columbia or an Other STA Province, then references herein to the STA shall be disregarded except for the terms “Certificated Security” and “Uncertificated Security”, which shall have the meanings herein as defined in the Securities Transfer Act, 2007 (British Columbia) regardless of whether the STA is in force in the applicable jurisdiction.

“Trade-marks”:  means, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to the following: (i) all trade-marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith,  and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) the right to obtain all renewals thereof, and (iii) all rights corresponding to any of the foregoing throughout the world.

“Vehicles”:  all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the law of any province or territory and, in any event including, without limitation, the Material Vehicles listed on Schedule 8 and all tires and other appurtenances to any of the foregoing.

1.2           Other Definitional Provisions.  (a)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.           GUARANTEE

2.1           Guarantee.  (a)  Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, provincial and territorial laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)           Each Guarantor agrees that the Borrower Obligations (other than such obligations under Sections 2.17, 2.18, 2.19 and 10.5 of the Credit Agreement that are not then due and payable and demanded) may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)           The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding (unless the outstanding amount of the L/C Obligations related thereto has been cash collateralized in an amount and manner satisfactory to the relevant Issuing Lender) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e)           No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full (other than such obligations under Sections 2.17, 2.18, 2.19 and 10.5 of the Credit Agreement that are not then due and payable and demanded), no Letter of Credit shall be outstanding (unless the outstanding amount of the L/C Obligations related thereto has been cash collateralized in an amount and manner satisfactory to the relevant Issuing Lender) and the Commitments are terminated.

2.2           Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

2.3           No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full (other than such obligations under Sections 2.17, 2.18, 2.19 and 10.5 of the Credit Agreement that are not then due and payable and demanded), no Letter of Credit shall be outstanding (unless the outstanding amount of the L/C Obligations related thereto has been cash collateralized in an amount and manner satisfactory to the relevant Issuing Lender) and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full (other than such obligations under Sections 2.17, 2.18, 2.19 and 10.5 of the Credit Agreement that are not then due and payable and demanded), such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4           Amendments, etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5           Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  To the extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6           Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7           Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3.           GRANT OF SECURITY INTEREST

3.1           Grant of Security.

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to all of its present and after acquired personal property, including, without limitation, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)           all Accounts;

(b)           all Chattel Paper;

(c)           all Contracts;

(d)           all Deposit Accounts;

(e)           all Documents of Title (other than title documents with respect to Vehicles);

(f)            all Equipment;

(g)           all fixtures;

(h)           all Goods

(i)            all Intangibles;

(j)            all Instruments;

(k)           all Intellectual Property;

(l)            all Inventory;

(m)          all Investment Property;

(n)           all Money;

(o)           all Receivables;

(p)           all Pledged Collateral

(q)           all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(r)            all books and records pertaining to the Collateral; and

(s)           to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest (i) is prohibited by any Requirements of Law of a Governmental Authority, (ii) requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, (iii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that the term in such contract, license, agreement, instrument, or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (iv) relates to Equipment owned by any Grantor that is subject to a purchase money security interest or a capital lease which is permitted by the Credit Agreement if the contract or other agreement in which such security interest is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person as a condition to the creation of any other Lien on such Equipment, or (v) is in proceeds and products of any and all of the assets described in clauses (i) through (iv) above only to the extent that such proceeds and products would constitute property or assets of the type described in clauses (i) through (iv).

3.2           Exception Respecting Trade-marks. Notwithstanding anything in Section 3.1 to the contrary, any Grantors’ grant of security in Trade-marks (as defined in the Trade-marks Act (Canada)) under this Agreement shall be limited to a grant by such Grantor of a security interest in all of the Grantors’ right, title and interest in such Trade-marks.

3.3           Attachment of Security Interest. The Grantors and the Secured Parties hereby acknowledge that (a) value has been given; (b) each Grantor has rights in the Collateral in which it has granted a security interest; (c) this Agreement constitutes a security agreement as that term is defined in the PPSA; and (d) the security interest attaches upon the execution of this Agreement (or in the case of any after-acquired property, at the time of acquisition thereof).

3.4           Liability for Deficiency. If the Collateral is realized upon and such Collateral or the proceeds of such Collateral is not sufficient to satisfy all the Grantor’s Obligations, the Grantors acknowledge and agree that, subject to the provisions of the PPSA and the provisions of the Credit Agreement, the Grantors shall continue to be liable for any of the Grantor’s Obligations remaining outstanding and the Administrative Agent shall be entitled to pursue full payment thereof.

SECTION 4.           REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

4.1           Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement, financing change statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor.  For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2           Perfection Certificate.  The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Closing Date.

4.3           Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor subject, for the following Collateral, to the occurrence of the following:  (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the PPSA or the Person Property Security Act (Yukon), as applicable, the completion of the filings and other actions specified on Schedule 3, (ii) in the case of all Copyrights, Trade-marks and Patents for which PPSA filings are insufficient, all appropriate filings having been made with the Canadian Intellectual Property Office, (iii) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a contractual obligation granting control to Administrative Agent over such letter-of-credit rights, and (iv) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Administrative Agent over such electronic chattel paper.

4.4           Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization, incorporation or amalgamation and its organizational or identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.  Such Grantor has furnished to the Administrative Agent a certified copy of the certificate or articles of incorporation or organization or other organization document and certificate of compliance/status/good standing (as applicable) as of a date which is recent to the date hereof from its jurisdiction of organization.

4.5           Inventory and Equipment.  On the date hereof, the Collateral (other than mobile goods) (and all records concerning Collateral) are kept at the locations listed on Schedule 5.

4.6           Pledged Collateral.

(a)           As of the date hereof, or, with respect to any Additional Grantor, such other date such Grantor becomes a party hereto, Schedule 2 sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor.  As of the date hereof, such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed in Schedule 2 as being owned by it, free and clear of any Liens, except for Permitted Liens.  Such Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable; (ii) all Pledged Collateral credited to a Securities Account maintained with a Securities Intermediary of such Grantor (if any) is subject to an Investment Property Control Agreement (if so reasonably requested by the Administrative Agent) between the Securities Intermediary and the Administrative Agent as the result of which the Administrative Agent has Control over such Pledged Collateral; (iii) as of the date hereof and to the knowledge of such Grantor, all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder; and (iv) none of the Pledged Collateral that is an interest in a partnership or a limited liability company and is subject to the STA: (A) is dealt in or traded on any securities exchange or in any securities market; (B) expressly provides by its terms that it is a “security” for the purposes of the STA or any other similar provincial legislation; or (C) is held in a Securities Account.

(b)           Such Grantor has not consented to any Person other than the Administrative Agent entering into, nor has become a party to, an Investment Property Control Agreement in respect of any

Investment Property or Securities Account included in the Collateral, and no such Investment Property Control Agreement is outstanding and in force.

(c)           In addition, (i) to such Grantor’s knowledge without any independent obligation to verify same and the relevant issuer’s knowledge, if such issuer is a Subsidiary of the Borrower, none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) to such Grantor’s knowledge without any independent obligation to verify same and the relevant issuer’s knowledge, if such issuer is a Subsidiary of the Borrower, there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Stock or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice to or filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Agreement, or for the exercise by the Administrative Agent of the voting or other rights with respect to such Pledged Collateral provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally or as may be required with respect to the pledge of Equity Interests of issuers organized under the laws of a jurisdiction outside Canada or the United States.

(d)           As of the date hereof, or, with respect to any Additional Grantor, such other date such Grantor becomes a party hereto, except as set forth in Schedule 2, such Grantor owns 100% of the issued and outstanding Equity Interests of each issuer of Pledged Stock owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor (except for Indebtedness owed by any other Grantor or its Subsidiaries where subordination is required pursuant to the terms of the Credit Agreement) is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

4.7           Receivables.  (a)  No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper in excess of $1,000,000 which has not been delivered to the Administrative Agent.

(b)           None of the obligors on any Receivables with an invoice amount in excess of $5,000,000 is a Governmental Authority.

(c)           The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects as of the date presented.

4.8           Contracts.  (a)  Except as provided in Schedule 7, no consent of any party (other than such Grantor) to any Material Contract is required, or purports to be required on the date hereof, in connection with the execution, delivery and performance of this Agreement, except as has been obtained.

(b)           Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)           No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Material Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Material Contract to any material adverse limitation, either specific or general in nature.

(d)           Neither such Grantor nor (to such Grantor’s knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e)           The right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f)            Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Material Contract, including all amendments, supplements and other modifications thereto.

(g)           No amount payable to such Grantor under or in connection with any Material Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(h)           None of the parties to any Contract involving an amount in excess of $5,000,000 is a Governmental Authority.

4.9           Intellectual Property.  (a)  Schedule 6 lists all registered Intellectual Property owned by such Grantor in its own name on the date hereof.

(b)           On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable and has not been abandoned and, to the knowledge of such Grantor, its material Intellectual Property does not infringe the intellectual property rights of any other Person.

(c)           Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)           No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any material Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)           No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any material Intellectual Property.

SECTION 5.           COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full (other than such obligations under Sections 2.17, 2.18, 2.19 and 10.5 of the Credit Agreement that are not then due and payable and demanded), no Letter of Credit shall be outstanding (unless the outstanding amount of the L/C Obligations related thereto has been cash collateralized in an amount and manner satisfactory to the relevant Issuing Lender) and the Commitments shall have terminated:

5.1           Delivery of Instruments, Certificated Securities, Chattel Paper and Documents of Title.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Documents of Title, security certificates evidencing Certificated Securities or Chattel Paper, such Instrument, Documents of Title, security certificates evidencing Certificated Securities or Chattel Paper shall be delivered to the Administrative Agent within 4 Business Days by such Grantor, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2           Pledged Collateral: Certificated Securities.  For greater certainty, any security certificates evidencing Certificated Securities delivered to the Administrative Agent pursuant to Section 5.1 shall be duly endorsed to the Administrative Agent or its nominee or in blank by an effective endorsement or accompanied by a duly executed instrument of transfer in favour of the Administrative Agent or its nominee or in blank.

5.3           Pledged Collateral: Uncertificated Securities and Security Entitlements.

(a)           In respect of any Uncertificated Securities included in the Pledged Collateral:

(i)            on request by the Administrative Agent, each Grantor shall cause the appropriate issuers of such Uncertificated Securities either to register the Administrative Agent or its nominee as the registered owner of such Uncertificated Securities or mark their books and records with the numbers and face amounts of all such Uncertificated Securities and all rollovers and replacements therefore to reflect the Lien of the Administrative Agent granted pursuant to this Agreement; and

(ii)           each Grantor shall on request by the Administrative Agent consent to the Administrative Agent entering into an Investment Property Control Agreement with the issuer of any such Uncertificated Securities such that the Administrative Agent shall have Control thereof.

(b)           In respect of any Security Entitlements or Securities Accounts included in the Pledged Collateral,

(i)            upon the occurrence and during the continuance of an Event of Default, each Grantor shall upon request by the Administrative Agent and direct the Securities Intermediary in respect of such Security Entitlements to transfer the Financial Assets to which such Security Entitlements relate to a Securities Account designated by the Administrative Agent such that the Administrative Agent shall become the Entitlement Holder in respect of such Financial Asset; and

(ii)           each Grantor shall on request by the Administrative Agent and consent to the Administrative Agent entering into an Investment Property Control Agreement, reasonably satisfactory to the Administrative Agent, with the Securities Intermediary in respect of any such Security Entitlements and Uncertificated Securities such that the Administrative Agent shall have Control thereof.

5.4           Pledged Collateral: General.

(a)           Registration of Pledged Collateral.  Following the occurrence and during the continuance of an Event of Default, such Grantor will permit any Pledged Collateral in registered form to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Administrative Agent.

(b)           Investment Property Control Agreements. Such Grantor shall not consent to:

(i)            the entering into by any issuer of any Uncertificated Securities included in or relating to the Pledged Collateral of an Investment Property Control Agreement in respect of such Uncertificated Securities with any Person other than the Administrative Agent or its nominee; or

(ii)           the entering into by any Securities Intermediary for any Security Entitlements included in or relating to the Pledged Collateral of an Investment Property Control Agreement in respect of such Security Entitlements with any Person other than the Administrative Agent or its nominee.

(c)           Securities Intermediary’s Jurisdiction.  Such Grantor shall not enter into any agreement with any Securities Intermediary that governs any Securities Account included in or relating to any Pledged Collateral that either (i) specifies any such Securities Intermediary’s jurisdiction to be a jurisdiction other than the Province of British Columbia for the purposes of the STA, (ii) specifies the laws of a jurisdiction other than the Province of British Columbia as applicable to the acquisition of a Security Entitlement from such Securities Intermediary, or (iii) which is governed by the laws of a jurisdiction other than the Province of British Columbia or consent to any amendment to any such agreement that would change (x) such Securities Intermediary’s jurisdiction to a jurisdiction other than the Province of British Columbia for the purposes of the STA, (y) the applicable law to the acquisition of a Security Entitlement from such Securities Intermediary to be the laws of a jurisdiction other than the Province of British Columbia, or (z) its governing law to a jurisdiction other than the Province of British Columbia.

(d)           Other Securities.  If the representation and warranty set out in Section 4.6(a)(iv) is not or ceases to be true in respect of any Pledged Collateral that is an interest in a partnership or a limited liability company, such Pledged Collateral shall thereupon be subject to the provisions of Sections 5.1, 5.2, 5.3, 5.4(b), 5.4(c) and 5.4(d) to the extent applicable thereto.

(e)           Exercise of Rights in Pledged Collateral.

(i)            For all purposes not inconsistent with this Agreement, the Credit Agreement or any other Loan Document, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it; provided however, that no vote or other right shall be exercised or action taken which would have the effect of materially impairing the rights of the Administrative Agent in respect of such Pledged Collateral unless otherwise permitted under the Credit Agreement.

(ii)           Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, upon 10 Business Days’ prior notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii)          Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement; provided however, that until actually paid, all rights to such distributions, shall remain subject to the Lien created by this Agreement;

(iv)          All dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral and all other distributions in respect of any of the Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be promptly delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

(v)           Such Grantor hereby authorizes and instructs each issuer of any Investment Property pledged by such Grantor hereunder to, and each Grantor that is an issuer of Investment Property pledged by another Grantor agrees and consents to, after the occurrence and during the continuance of an Event of Default (i) comply with any instruction received by it from the Administrative Agent in writing (and any other issuer from time to time hereby agrees to comply with such instruction) that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

5.5           Maintenance of Insurance.  (a)  Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as are usually insured against in the same general area by companies engaged in the same or a similar business and owning similar properties, or as may otherwise be reasonably satisfactory to the Administrative Agent and (ii) to the extent requested by the Administrative Agent, insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be usual and customary for companies in the same general area engaged in the same or a similar business and owning similar properties, or as may otherwise be reasonably satisfactory to the Administrative Agent.

(b)           All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee and (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause.

(c)           The Borrower shall deliver to the Administrative Agent a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

5.6           Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described herein and shall defend such security interest against the claims and demands of all Persons whomsoever (except as otherwise permitted under the Loan Documents).

(b)           Such Grantor will, if reasonably requested by the Administrative Agent, furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)           At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing statements or financing change statements under the PPSA (or other similar documents under similar laws in effect in any other applicable jurisdiction) with respect to the security interests created hereby.

5.7           Changes in Name, etc.  Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional authorized financing statements, financing change statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of incorporation or organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4, (ii) change the location of its Collateral or any records concerning the Collateral (other than mobile goods) from the locations referenced in Section 4.5 to a location in any jurisdiction which would necessitate additional filings or documents in order to maintain the validity, perfection and priority of the security interests with respect to such Collateral provided for herein, (iii) change its name; or (iv)  to any agreement governing any Securities Account included in or relating to any Pledged Collateral (each, a “Securities Account Agreement”) to the extent that such change would result in a change in the applicable Securities Intermediary’s Jurisdiction from the jurisdiction, specified therein or otherwise, notified to the Administrative Agent.  In each case, pursuant to the following sentence, each Grantor further agrees to notify the Administrative Agent upon entering into any Securities Account Agreement with a Securities Intermediary, and such notice shall be accompanied by a copy of such Securities Account Agreement or shall contain a representation and warranty as to the Securities Intermediary’s Jurisdiction as specified in or determined by reference to such Securities Account Agreement.  Each Grantor agrees to promptly provide the Administrative Agent with organizational documents, to the extent applicable, reflecting any of the changes described in the first sentence of this paragraph.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made or will be made under the PPSA, and take such other actions, that are required in order for the Administrative Agent to continue at all times following such change to have a perfected first priority security interest in all the Collateral in which a security interest may be perfected by a filing under the PPSA.

5.8           Notices.  Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

(a)           any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)           of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.9           Receivables.  (a)  Other than in the ordinary course of business or otherwise pursuant to sound business judgment, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)           Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

5.10         Contracts. Other than in the ordinary course of business or otherwise pursuant to sound business judgment that is consistent with actions of companies engaged in businesses similar to those engaged in by the Borrower and its Subsidiaries, such Grantor:

(a)  will perform and comply in all material respects with all its obligations under the Material Contracts.

(b)           will not amend, modify, terminate or waive any provision of any Material Contract in any manner which could reasonably be expected to materially adversely affect the value of such Material Contract as Collateral.

(c)           will exercise promptly and diligently each and every material right which it may have under each Material Contract (other than any right of termination).

(d)           will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract that questions the validity or enforceability of such Material Contract.

5.11         Intellectual Property.  (a)  Such Grantor (either itself or through licensees) will (i) continue to use each material Trade-mark in order to maintain such Trade-mark in full force free from any claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trade-mark at least in a manner substantially consistent with past business practices, (iii) use such Trade-mark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trade-mark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trade-mark may become invalidated or impaired in any way.

(b)           Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c)           Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired.  Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d)           Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)           Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the Canadian Intellectual Property Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trade-mark and the goodwill and intangibles of such Grantor relating thereto or represented thereby.

(f)            Such Grantor will take all reasonable (taking into account the economic value) and necessary steps, including, without limitation, in any proceeding before the Canadian Intellectual Property Office or any other similar office or agency in any other country or political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(g)           In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and, to the extent it determines it to be reasonable to do so, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.12         Intercompany Notes.

(a)           At any time after the occurrence and during the continuance of a Default or Event of Default, the Borrower shall deliver to the Administrative Agent each Intercompany Note.

(b)           No Grantor shall transfer, deliver or otherwise provide any Intercompany Note to any Person other than a Grantor or the Administrative Agent.

SECTION 6.           REMEDIAL PROVISIONS

6.1           Certain Matters Relating to Receivables.  (a)  The Administrative Agent shall have the right, no more than one time in any 12 month period but at any time or times as Administrative Agent deems reasonably necessary after the occurrence and during the continuance of a Default or an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.  No more than one time in any 12 month period but more frequently as the Administrative Agent may reasonably required after the occurrence and during the continuance of a Default or an Event of Default, upon the Administrative Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)           The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, provided that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three Business Days) deposited by such Grantor in the form received, duly endorsed by such Grantor to the

Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           At the Administrative Agent’s request at any time after the occurrence and during the continuance of a Default or Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2           Communications with Obligors; Grantors Remain Liable.  (a)  The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b)           Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3           Pledged Collateral.  (a)  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent not prohibited in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)           If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, amalgamation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4           Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5           Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Obligations shall have been paid in full (other than such obligations under Sections 2.17, 2.18, 2.19 and 10.5 of the Credit Agreement that are not then due and payable and demanded), no Letters of Credit shall be outstanding (unless the outstanding amount of the L/C Obligations related thereto has been cash collateralized in an amount and manner satisfactory to the relevant Issuing Lender) and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6           PPSA and Other Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the PPSA or any other applicable law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by a Requirement of Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7           Registration Rights.  (a)  If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the British Columbia Securities Commission or other relevant securities commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of the Securities Act.

(b)           Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Pledged Stock by reason of certain prohibitions contained in the Securities Act and other applicable securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favourable to the seller than if such sale were a public sale and notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under other applicable securities laws, even if such Issuer would agree to do so.

(c)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8           Appointment of Receiver. If a Default Notice has been delivered and has not been rescinded or revoked, the Administrative Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of such Grantor or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of the Collateral of such Grantor (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in its stead.  Any such Receiver shall, to the extent permitted by applicable law, so far as concerns responsibility for its acts, be deemed the agent of such Grantor and not of the Administrative Agent, and the Administrative Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or its servants, agents or employees.  Subject to the provisions of the instrument appointing a Receiver, any such Receiver shall (i) have such powers as have been granted to the Administrative Agent under this Section 6, and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Administrative Agent under this Section 6, which powers shall include the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of such Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral.  To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including such Grantor, enter upon, use and occupy all premises owned or occupied by such Grantor wherein the Collateral may be situated, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on such Grantor’s business or as security for loans or advances to enable the Receiver to carry on such Grantor’s business or otherwise, as such Receiver shall, in its reasonable discretion, determine.  Except as may be otherwise directed by the Administrative Agent, all money received from time to time by such Receiver in carrying out its appointment shall be received in trust for and be paid over to the Administrative Agent, and any surplus shall be applied in accordance with Requirements of Law.  Every such Receiver may, in the discretion of the Administrative Agent, be vested with all or any of the rights and powers of the Administrative Agent.

6.9           Subordination.  Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the final payment in full in cash of such Grantor’s Obligations.

6.10         Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 7.           THE ADMINISTRATIVE AGENT

7.1           Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;  (2)   ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;  (3)   sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;  (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate; (7) assign any Copyright, Patent or Trade-mark (along with the goodwill of the business to which any such Copyright, Patent or Trade-mark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s reasonable expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a)  to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The reasonable expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans (if such expenses are denominated in any currency other than Canadian dollars) or CDOR Loans (if such expenses are denominated in Canadian dollars),  under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2           Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.  The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3           Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file, register or record financing statements, financing change statements and other filings including fixture filings or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  Each Grantor authorizes the Administrative Agent to use the collateral description “all present and after acquired personal property” in any such financing statements or financing change statements.  Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement or financing change statement with respect to the Collateral made prior to the date hereof.

7.4           Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.           MISCELLANEOUS

8.1           Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2           Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3           No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4           Enforcement Expenses; Indemnification.  (a)  Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 and each Guarantor agrees to pay, or reimburse Administrative Agent and each Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated reasonable fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

(b)           Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d)           The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6           Set-Off.  During the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor.  Each Lender agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

8.7           Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9           Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10         Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF BRITISH COLUMBIA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

8.12         Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of British Columbia, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13         Acknowledgements.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

8.14         Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15         Releases.  (a)  At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Specified Swap Agreements) shall have been paid in full (other than such obligations under Sections 2.17, 2.18, 2.19 and 10.5 of the Credit Agreement that are not then due and payable and demanded), the Commitments have been terminated and no Letters of Credit shall be outstanding (unless the outstanding amount of the L/C Obligations related thereto has been cash collateralized in an amount and manner satisfactory to the relevant Issuing Lender), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16        WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

THOMPSON CREEK METALS COMPANY INC.

By:	/s/ Pamela Saxton
Name: Pamela Saxton
Title: Chief Financial Officer

THOMPSON CREEK MINING LTD.

By:	/s/ Pamela Saxton
Name: Pamela Saxton
Title: Chief Financial Officer

TERRANE METALS CORP.

By:	/s/ Pamela Saxton
Name: Pamela Saxton
Title: Chief Financial Officer

BERG METALS LIMITED PARTNERSHIP, BY ITS GENERAL PARTNER BERG GENERAL PARTNER CORP.

By:	/s/ Pamela Saxton
Name: Pamela Saxton
Title: Chief Financial Officer

BERG GENERAL PARTNER CORP.

By:	/s/ Pamela Saxton
Name: Pamela Saxton
Title: Chief Financial Officer

BLUE PEARL MINING INC.

By:	/s/ Pamela Saxton
Name: Pamela Saxton
Title: Chief Financial Officer

THOMPSON CREEK SERVICES ULC

By:	/s/ Pamela Saxton
Name: Pamela Saxton
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

By	/s/ Brian Knapp
Name: Brian Knapp
Title: Vice President